As filed with the Securities and Exchange Commission on February 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOATLA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1922320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11085 Torreyana Road

San Diego, California, 92121

(858) 558-0708

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jay M. Short, Ph.D.

Co-Founder, Chief Executive Officer and Chairman

BioAtla, Inc.

11085 Torreyana Road

San Diego, California, 92121

(858) 558-0708

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Schulman, Esq.

Niki Fang, Esq.

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

Telephone: (415) 773-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “BCAB”. On February 3, 2022, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $8.03 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “RISK FACTORS” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2022.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including, among other things, the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with any prospectus supplement, you should rely upon the prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “BioAtla”, “we”, “us”, “our”, the “company” or similar references refer to BioAtla, Inc.; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

We have obtained a registered trademark for BioAtla® in the United States. This prospectus and documents incorporated by reference into this prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference into this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

BIOATLA, INC.

We are a phase 2 clinical-stage biopharmaceutical company developing our novel class of highly specific and selective antibody-based therapeutics for the treatment of solid tumor cancer. Our CABs capitalize on our proprietary discoveries with respect to tumor biology, enabling us to target known and widely validated tumor antigens that have previously been difficult or impossible to target. Our novel CAB therapeutic candidates exploit characteristic pH differences between the tumor microenvironment and healthy tissue. Unlike healthy tissue, the tumor microenvironment is acidic, and we have designed our antibodies to selectively bind to their targets on tumor cells under acidic pH conditions but not on targets in normal tissues. Our approach is to identify the necessary targeting and potency required for cancer cell destruction, while aiming to eliminate or greatly reduce on-target, off-tumor toxicity—one of the fundamental challenges of existing cancer therapies.

We are a United States-based company with research facilities in San Diego, California and, through our contractual relationship with BioDuro-Sundia, a provider of preclinical development services, in Beijing, China. Since the commencement of our operations, we have focused substantially all of our resources on conducting research and development activities, including drug discovery, preclinical studies and clinical trials of our product candidates, including the ongoing Phase 2 clinical trials of BA3011 and BA3021, establishing and maintaining our intellectual property portfolio, manufacturing clinical and research material through third parties, hiring personnel, establishing product development and commercialization collaborations with third parties, raising capital and providing general and administrative support for these operations. Since 2014, such research and development activities have exclusively related to the research, development, manufacture and Phase 1 and Phase 2 clinical testing of our CAB antibody-based product candidates and the strengthening of our proprietary CAB technology platform and pipeline. We do not have any products approved for sale, and we have not generated any revenue from product sales.

CHANNELS FOR DISCLOSURE OF INFORMATION

Investors and others should note that we routinely announce material information to investors and the marketplace using filings with the SEC, press releases, public conference calls, presentations, webcasts and our investor relations website. While not all of the information that we post to our investor relations website is of a material nature, some information could be deemed to be material. Accordingly, we encourage investors, the media, and others interested in our company to review the information that we share at the “Investors” link located at the top of our webpage at www.ir.bioatla.com. Users may automatically receive email alerts and other information about our company when enrolling an email address by visiting Email Alerts in the Resources section of our website at https://ir.bioatla.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade securities or hold as cash.

DESCRIPTION OF OUR CAPITAL STOCK

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. The following summary of the terms of our common stock is based upon our restated certificate of incorporation and our restated bylaws. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to our Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law for more information.

Common stock and class B common stock

We are authorized to issue up to a total of 350,000,000 shares of common stock, par value $0.0001 per share and up to a total of 15,368,569 shares of Class B common stock, par value $0.0001 per share. The holders of our common stock and Class B common stock have identical rights, provided that (i) except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our common stock are entitled to one vote per share of common stock, and holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors and (ii) holders of our common stock have no conversion rights, while holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any class of our securities registered under the Exchange Act, unless otherwise as expressly provided for in our amended and restated certificate of incorporation. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us.

Our common stock and Class B common stock have no preemptive rights or other subscription rights or redemption or sinking fund provisions. Upon our liquidation, dissolution or winding-up, holders of our common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock and Class B common stock are entitled to receive dividends only if declared from time to time by our board of directors out of assets which are legally available.

Preferred stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Warrants

As of December 31, 2021, we had 151,088 outstanding warrants.

On June 6, 2016, we issued warrants to purchase an aggregate of 151,088 shares of common stock at an exercise price of $132.37 per share, which warrants were subsequently amended and restated. The warrants are exercisable during the period commencing on December 19, 2020 and ending on March 13, 2022, and provide for cashless exercise at the option of the warrant holder.

Registration rights

As of the completion of the initial public offering and subject to the lock-up agreements entered into in connection with such offering and federal securities laws, certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act. These shares are referred to as registrable securities. The registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the holders may include. The demand, piggyback and Form S-3 registration rights described below will terminate upon the earliest of (i) with respect to each stockholder, such date, on or after the completion of our initial public offering, on which all registrable shares held by such stockholder may immediately be sold during any three month period pursuant to Rule 144, (ii) the occurrence of a deemed liquidation event, as defined in our certificate of incorporation, as currently in effect and (iii) the fifth anniversary of the completion of our initial public offering.

Demand registration rights

As of December 31, 2021, certain holders of shares of our common stock are entitled to certain demand registration rights. Investors holding, collectively, a majority of registrable securities having an anticipated aggregate offering price of at least $5.0 million may, on not more than two occasions, request that we register all or a portion of their shares, subject to certain specified exceptions. If any of these holders exercises its demand registration rights, then certain holders of shares of our common stock will be entitled to register their shares, subject to specified conditions and limitations in the corresponding offering.

Piggyback registration rights

As of December 31, 2021, certain holders of shares of our common stock are entitled to their rights to notice of public offerings and to include their shares of registrable securities in public offerings. In the event that we propose to register any of our securities under the Securities Act in an offering, either for our own account or for the account of other security holders, the holders of registrable securities will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.

S-3 registration rights

As of December 31, 2021, certain holders of shares of our common stock are initially entitled to certain Form S-3 registration rights. Certain major investors holding at least 10% of registrable securities may, on not more than two registrations on Form S-3 within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $3.0 million, net of selling expenses. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Anti-takeover effects of provisions of our certificate of incorporation, our bylaws and Delaware law

Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws, summarized below, may be deemed to have an anti-takeover effect and may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Delaware anti-takeover law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Preferred stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences or relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified board

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors.

Removal of directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of at least 66 2/3% of the voting power of all of our then outstanding common stock and that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors.

Director vacancies

Our amended and restated certificate of incorporation provides that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special meetings of stockholders

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, except as otherwise required by law, special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies).

Advance notice procedures for director nominations

Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing and also specify requirements as to the form and content of a stockholder’s notice.

Action by written consent

Our amended and restated certificate of incorporation and amended and restated bylaws require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Cumulative voting

Our amended and restated certificate of incorporation provides for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

Amending our certificate of incorporation and bylaws

The amendment of any of the provisions in our amended and restated certificate of incorporation, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Exclusive forum provision

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim arising pursuant to any provision of our amended and restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum to the fullest extent permitted by law, for resolving any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation and amended and restated bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws described above.

Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “BCAB.”

Transfer agent and registrar

The transfer agent and registrar for our common stock and Class B common stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Rd., Suite 230, Ardmore, PA 19003.

DESCRIPTION OF OUR DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of BioAtla, Inc. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities or warrants or any combination of such securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 24, 2021;

•

Our Quarterly Report on Form 10-Q for the quarterly periods ended March  31, 2021, June  30, 2021 and September 30, 2021, filed with the SEC on May 12, 2021, August 13, 2021 and November 15, 2021, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 9, 2021, June 17, 2021, September 29, 2021, November 19, 2021, December 21, 2021 and January 11, 2022; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

BioAtla, Inc.

11085 Torreyana Road

San Diego, California 92121

(858) 558-0708

Attn: Investor Relations

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.ir.bioatla.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by our company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
FINRA filing fee		**
Accounting fees and expenses		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent, trustee and warrant agent fees and expenses		**
Printing fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**

These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our amended and restated bylaws provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. The underwriters will be obligated, under certain circumstances, pursuant to any underwriting agreements we enter into in connection with the sale of any securities being registered hereby, to indemnify us and our officers and directors against certain liabilities under the Securities Act.

Item 16.	Exhibits

		Incorporated by reference				Filed or furnished herewith
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation	8-K	001-39787	3.1	12/18/2020

4.2	Amended and Restated Bylaws	8-K	001-39787	3.2	12/18/2020

4.3	Form of Specimen Common Stock Certificate	S-1/A	333-250093	4.1	12/8/2020

4.4	Investors’ Rights Agreement, dated July 13, 2020	S-1	333-250093	4.2	12/8/2020

4.5*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate

4.6*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder

4.7*	Form of any unit agreement with respect to any unit issued hereunder

4.8	Form of Indenture					X

4.9*	Form of Note

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this registration statement)					X

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Debt Trustee

107	Filing Fee Table					X

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 4th day of February, 2022.

BIOATLA, INC.

By:	/s/ Jay M. Short, Ph.D.
Jay M. Short, Ph.D.
Chief Executive Officer (Principal Executive Officer and Authorized Signatory)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jay M. Short, Ph.D. and Richard A. Waldron as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay M. Short, Ph.D. Jay M. Short, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2022

/s/ Richard A. Waldron Richard A. Waldron	Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2022

/s/ Scott Smith Scott Smith	President and Director	February 4, 2022

/s/ Mary Ann Gray Mary Ann Gray	Director	February 4, 2022

/s/ Susan Moran Susan Moran	Director	February 4, 2022

/s/ Edward Williams Edward Williams	Director	February 4, 2022

Signature	Title	Date

/s/ Lawrence Steinman Lawrence Steinman	Director	February 4, 2022

/s/ Guy Levy Guy Levy	Director	February 4, 2022

/s/ Sylvia McBrinn Sylvia McBrinn	Director	February 4, 2022